Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2022, (which includes explanatory paragraphs relating to the correction of certain misstatements related to the February 23, 2021 financial statement and CF Acquisition Corp. VI’s ability to continue as a going concern), relating to the financial statements of CF Acquisition Corp. VI.

/s/ WithumSmith+Brown, PC

New York, New York

November 15, 2022